FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-08

From:	Wells Abf Syndicate Wells Fargo (WELLS FARGO SECURITI) At: 11/19/25 13:40:31 UTC-5:00
Subject:	BANK5 2025-5YR18 **PRICING SPOTS**

TSY
2yr	99-27+
3yr	99-25¾
5yr	99-23¼
7yr	99-08+